AMENDMENT NO. 1 TO THE
                         STORAGE TECHNOLOGY CORPORATION
                         1995 EQUITY PARTICIPATION PLAN,
                  AS AMENDED THROUGH MARCH 5, 1999 (the "Plan")
           (As adopted by the Board of Directors on March 9, 2000)


Section 3.1(ix) of the Plan shall be deleted in its entirety and replaced. in lieu thereof, with the following:


      "(ix)    [INTENTIONALLY DELETED]"